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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 3 to Registration Statement No. 333-69277 of FlashNet Communications, Inc. of our report dated February 23, 1999 (March 11, 1999 as to the last paragraph in Note 12) appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Fort Worth, Texas
March 11, 1999